Exhibit 99.1

2105 Wing On Ctr 111 Connaught Rd HK
+852 2246 6888 info@akamcpa.com
www.akamcpa.com

AKAM

Anthony KAM
& associates ltd
certified public accountants

China Hong Kong Indonesia Malaysia Singapore
Taiwan United Kingdom United States

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of Shenzhen Amuli Development Company Limited
Incorporated in the People’s Republic of China

We have audited the accompanying balance sheet of Shenzhen Amuli Development Company Limited (the “Company”) as of September 30, 2015 and the related statements of operations and comprehensive income, changes in stockholders’ equity and cash flows for the period from July 9, 2015 (date of inception) to September 30, 2015. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.   An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2015 and the results of its operations and its cash flows for the period from July 9, 2015 to September 30, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations and has an accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Anthony Kam & Associates Limited
Anthony Kam & Associates Limited
Certified Public Accountants
December 11, 2015
Hong Kong, China

SHENZHEN AMULI DEVELOPMENT COMPANY LIMITED
BALANCE SHEET
AS OF September 30, 2015

Assets
Current assets
Cash and cash equivalents	$2,063

Total current assets	2,063

Fixed assets, net	200,996
Total assets	$203,059

Liabilities and stockholders’ deficit
Liabilities
Current liabilities
Accounts payable	$208,283

Total current liabilities	208,283

Total liabilities	208,283

Stockholders’deficit
Registered share capital $1,613,163, unpaid	-
Additional paid in capital	-
Accumulated deficit	(5,224)

Total stockholders’ deficit	(5,224)

Total liabilities and stockholders’ deficit	$203,059

See accompanying notes to the financial statements

SHENZHEN AMULI DEVELOPMENT COMPANY LIMITED
STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME
FOR THE PERIOD FROM JULY 9, 2015 (INCEPTION) TO SEPTEMBER 30, 2015

Revenue	$-
Cost of sales	-

Gross profit	-

Expenses
General & administrative	5,224

Total operating expenses	5,224

Loss from operations	(5,224)

Other income	-

Loss before provision for income taxes	(5,224)

Provision for income taxes	-

Net loss for the period	$(5,224)

Other comprehensive income (loss)	-

Total comprehensive loss for the period	$(5,224)

See accompanying notes to the financial statements

SHENZHEN AMULI DEVELOPMENT COMPANY LIMITED
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM JULY 9, 2015 (INCEPTION) TO SEPTEMBER 30, 2015

	Registered share	Accumulated	Total
	capital, paid	deficits	equity

Balance at July 9, 2015	$-	$-	$-
Net loss for the period	-	(5,224)	(5,224)

Balance at September 30, 2015	$-	$(5,224)	$(5,224)

See accompanying notes to the financial statements

SHENZHEN AMULI DEVELOPMENT COMPANY LIMITED
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JULY 9, 2015 (INCEPTION) TO SEPTEMBER 30, 2015

Cash flows from operating activities:
Net loss	$(5,224)
Changes in operating assets and liabilities:
Increase in accounts payable	208,283
Net cash generated from operating activities	203,059

Cash flows from investing activities
Purchases of fixed assets	(200,996)
Net cash used in operating activities	(200,996)

Net change in cash and cash equivalents	2,063

Cash and cash equivalents at beginning of period	-

Cash and cash equivalents at the end of period	$2,063

See accompanying notes to the financial statements

SHENZHEN AMULI DEVELOPMENT COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES

The Company was incorporated under the laws of the People’s Republic of China on July 9, 2015.

The Company is principally engaged in the development and production of beverages, investment in agricultural business and import and export products in the food and beverage industry.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Use of Estimates

The Company prepares its financial statements in accordance with rules and regulations of the Securities and Exchange Commission ("SEC") and accounting principles generally accepted ("GAAP") in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and cash equivalents

The Company considers cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. Cash and cash equivalents were $2,063 at September 30, 2015.

Property, plant and equipment

Property, plant and equipment are recorded at cost. Depreciation is calculated using the straight line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the term of the related lease or the estimated useful life of the asset. The useful lives are as follows:

Machinery	10 years
Transportation equipment	4 years
Electronic equipment	3 years

Maintenance and repairs are charged to operations as incurred. Expenditures which substantially increase the useful lives of the related assets are capitalized. When properties are disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is reported in the period the transaction takes place.

Accounting for the impairment of long-lived assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. During the period from July 9, 2015 (inception) to September 30, 2015, the Company impaired property, plant and equipment of $0. The amount was charged to operation as a general and administrative expense for the period.

Income tax

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The Company has no income tax expense for the period ended September 30, 2015. There are no other timing differences between reported book or financial income and income computed for income tax purposes. Therefore, the Company has made no adjustment for deferred tax assets or liabilities.

Fair value of financial instruments

The Company follows ASC 820, “Fair Value Measurements and Disclosures,” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. A fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last is considered unobservable, is used to measure fair value:

Level 1:	Valuations for assets and liabilities traded in active markets from readily available pricing sources such as quoted prices in active markets for identical assets or liabilities.

Level 2:
Observable inputs (other than Level 1 quoted prices) such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3:
Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of our financial instruments, including, cash and cash equivalents, accounts payable, and accrued expenses approximate their fair value due to the short maturities of these financial instruments. We do not have other financial assets or liabilities that are measured at fair value on a recurring basis as of September 30, 2015.

Revenue recognition

The Company will recognize revenue from the sale of products and services in accordance with ASC 605, “Revenue Recognition.”  Revenue will be recognized only when all of the following criteria are met: persuasive evidence for an agreement exists, service has been provided, a fee is fixed or determinable, and collection is reasonably assured.

Earnings per share

The Company has adopted ASC Topic 260, "Earnings per Share," ("EPS") which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. As of September 30, 2015, there was no dilutive security outstanding.

Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Comprehensive income includes net income and the foreign currency translation gain, net of tax.

Foreign currency translation

The accompanying financial statements are presented in United States Dollar (USD). The functional currency of the Company is Renminbi (RMB). Capital accounts of the financial statements are translated into USD from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the period. The translation rates are as follows:

Period from July 9, 2015 to September 30, 2015
Average RMB : US$ exchange rate in the period	0.1571

Economic and political risk

The Company’s major operations are conducted in China. Accordingly, the political, economic, and legal environments in China, as well as the general state of China’s economy may influence the Company’s business, financial condition, and results of operations.

The Company’s major operations in China are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic, and legal environment. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

Recent accounting pronouncements

The Company does not expect any of the following recent accounting pronouncements to have a material effect on the Company’s financial position, results of operations, or cash flows.

In February 2013, the FASB issued guidance on disclosure requirements for items reclassified out of Accumulated Other Comprehensive Income (“AOCI”). This new guidance requires entities to present (either on the face of the income statements or in the notes) the effects on the line items of the income statement for amounts reclassified out of AOCI. The new guidance will be effective for us beginning July 1, 2013. Other than requiring additional disclosures, there is no material impact on the financial statements upon adoption.

In March 2013, the FASB issued guidance on a parent’s accounting for the cumulative translation adjustment upon derecognition of a subsidiary or group of assets within a foreign entity. This new guidance requires that the parent releases any related cumulative translation adjustment into net income only if the sale or transfer results in the complete or substantially complete liquidation of the foreign entity in which the subsidiary or group of assets had resided. The new guidance will be effective for us beginning July 1, 2014. There is no material impact on the financial statements upon adoption.

In July 2013, the FASB issued ASU 2013-11, "Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry forward, a Similar Tax Loss, or a Tax Credit Carry forward Exists". These amendments provide that an unrecognized tax benefit, or a portion thereof, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carry forward, a similar tax loss, or a tax credit carry forward, except to the extent that a net operating loss carry forward, a similar tax loss, or a tax credit carry forward is not available at the reporting date to settle any additional income taxes that would result from disallowance of a tax position, or the tax law does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, then the unrecognized tax benefit should be presented as a liability. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The adoption of ASU 2013-11 does not expect to have a material impact on the Company's financial statements.

In April 2014, the FASB issued ASU 2014-08, “Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity,” which provides a narrower definition of discontinued operations than under existing U.S. GAAP. ASU 2014-08 requires that only a disposal of a component of an entity, or a group of components of an entity, that represents a strategic shift that has, or will have, a major effect on the reporting entity’s operations and financial results should be reported in the financial statements as discontinued operations. ASU 2014-08 also provides guidance on the financial statement presentations and disclosures of discontinued operations. The new guidance is effective prospectively for the Company to all new disposals of components and new classification as held for sale beginning April 1, 2015. The Company is evaluating the effects, if any, of the adoption of this guidance will have on the financial position, results of operations or cash flows.

In May 2014, the Financial Accounting Standards Board issued guidance related to revenue from contracts with customers. Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The updated standard will be effective for us in the first quarter of 2017. We have not yet selected a transition method and we are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In June 2014, the FASB issued ASU 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation”. The guidance eliminates the definition of a development stage entity thereby removing the incremental financial reporting requirements from U.S. GAAP for development stage entities, primarily presentation of inception to date financial information. The provisions of the amendments are effective for annual reporting periods beginning after December 15, 2014, and the interim periods therein. However, early adoption is permitted. Accordingly, the Company has adopted this standard as of July 31, 2014.

In August 2014, the FASB issued ASU No. 2014-15, "Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern." ASU 2014-15 will explicitly require management to assess an entity's ability to continue as a going concern, and to provide related footnote disclosure in certain circumstances. This pronouncement is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016, and early adoption is permitted. Management is currently evaluating the impact of this pronouncement on our financial statements.

In November 2014, FASB issued ASU No. 2014-17,  (Business Combinations (Topic 805): Pushdown Accounting (a consensus of the FASB Emerging Issues Task Force.)  The amendments in this update provide an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. The adoption of ASU 2014-17 did not have a material impact on the Company’s financial statements.
In January 2015, FASB issued ASU No. 2015-01,  Income Statement—Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items . This Update eliminates from GAAP the concept of extraordinary items. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The Company does not expect the adoption of ASU 2015-01 to have material impact on the Company’s financial statements.
Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates the Company’s continuation as a going concern. As of September 30, 2015, the Company has an accumulated deficit of $5,224 and a working capital deficiency of $206,220.

As of September 30, 2015, the Company may need additional cash resources to operate during the upcoming 12 months, and the continuation of the Company may dependent upon the continuing financial support of investors, directors and/or stockholders of the Company. The Company intends to attempt to acquire additional operating capital through private equity offerings to the public and existing investors to fund its business plan. However, there is no assurance that equity or debt offerings will be successful in raising sufficient funds to assure the eventual profitability of the Company. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 4 – SHAREHOLDER’S EQUITY

The Company has registered share capital of $1,613,163, which is unpaid as at September 30, 2015.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

The Company has no commitments or contingencies as of September 30, 2015.

NOTE 6 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued.  Based on our evaluation no additional material events have occurred that require disclosure.